ARC Document Solutions Reports Results for Fourth Quarter and Full Year 2013
WALNUT CREEK, CA -- (February 25, 2014) - ARC Document Solutions, Inc. (NYSE: ARC), the nation's leading document solutions provider for the architecture, engineering, and construction (AEC) industry, today reported its financial results for the fourth quarter and full year ended December 31, 2013.
Business Highlights:

•	Annual revenue grew year-over-year for first time in five years

•	Annual adjusted earnings per share was $0.09 vs. ($0.04) in 2012

•	Annual gross margin was 33.0% vs. 30.4% in 2012

•	Annual adjusted EBITDA margin of 16.8% vs. 14.9% in 2012

•	Full year cash flow from operations of $46.8 million vs. $37.6 million in 2012

•
2014 fully-diluted annual adjusted earnings per share outlook projected to be in the range $0.19 to $0.23; outlook for 2014 annual cash provided by operating activities projected to be in the range of $51-$56 million

Financial Highlights:
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(All dollar amounts in millions, except EPS)	2013	2012	2013	2012
Net Revenue	$101.3	$96.9	$407.2	$406.1
Gross Margin	33.0%	29.6%	33.0%	30.4%
Net loss attributable to ARC	$(16.0)	$(5.9)	$(15.3)	$(32.0)
Adjusted Net Income (loss) attributable to ARC	$1.1	$(0.8)	$4.1	$(1.7)
Earnings (loss) per share	$(0.35)	$(0.13)	$(0.33)	$(0.70)
Adjusted earnings (loss) per share	$0.02	$(0.02)	$0.09	$(0.04)
Cash provided by operating activities	$6.8	$6.7	$46.8	$37.6
Capital Expenditures	$(3.3)	$(6.2)	$(18.2)	$(20.3)
Debt & Capital Leases (including current)			$219.7	$222.5
Management Commentary
“Our performance in 2013 was gratifying and exceeded our initial expectations, especially in our sales, cash generation, and margin performance,” said K. “Suri” Suriyakumar, Chairman, President and CEO of ARC Document Solutions. “As we noted in January, the third and fourth quarters produced year-over-year sales increases, and for the first time in the company’s public history, fourth quarter revenue matched third quarter revenue. Fourth quarter gross margin also improved sequentially over third quarter gross margin. These are all indications of the fundamental changes in the business drivers of our company. As a result of the effects of the restructuring we began in 2012, we also saw gross margin expand dramatically year-over-year, and we delivered a strong uptick in our adjusted EBITDA. We’ve achieved real momentum with organic margin improvement programs as well, and I expect that we will continue to reap the benefit of our efforts throughout the coming year.”
John Toth, ARC’s CFO, said, “While our business has adapted to embrace new customer workflows, new business lines, and new technologies, one thing that hasn’t changed is our ability to produce cash. Not only did we exceed our forecast for cash flow from operations, but we ended the year with a cash balance equal to 2012 despite the cash outlays associated with our restructuring, open market bond repurchases, and our refinancing at the end of the year. We are well positioned to deleverage the company and I think our performance in 2013 provides an excellent springboard for more success in 2014.”

2013 Fourth Quarter Supplemental Information:
Net sales were $101 million, a 5% increase compared to the fourth quarter of 2012.

Days sales outstanding in Q4 2013 were 50 compared to 48 days in Q4 2012.

AEC customers comprised approximately 76% of our total net sales, while non-AEC customers made up 24% of our total net sales.

Total number of Onsite Services contracts was approximately 7,700, a gain of approximately 700 contracts over Q4 2012.

Sales from Services and Product Lines as a Percentage of Net Sales
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Services and Product Line	2013	2012	2013	2012
Onsite Services	30.6%	28.4%	29.9%	26.8%
Traditional Reprographics	27.3%	29.3%	28.7%	31.2%
Color Services	20.0%	19.9%	20.5%	19.5%
Equipment and Supplies Sales	14.0%	14.4%	12.7%	13.8%
Digital	8.1%	8.1%	8.2%	8.8%
Sales Reporting Format
In February 2013, ARC Document Solutions announced that in its statement of operations the Company would begin reporting net sales under "Service sales" and "Equipment and supplies sales" to better identify and report its individual services and product lines. The two new categories replace the three categories previously used to report net sales of "Reprographics services," "Facilities management," and "Equipment and supplies sales."
"Service sales" includes traditional reprographics services, onsite services, color printing services, and digital services. "Equipment and supplies sales" is self-explanatory. Net sales for the individual services and product lines that comprise each category are reported and reconciled in the Company's "Net Sales by Services and Product Line" table included herein. For historical comparisons, please consult the Company's 2012 annual report on Form 10-K.
Outlook:
ARC Document Solutions anticipates annual adjusted earnings per share in 2014 to be in the range of $0.19 to $0.23 on a fully diluted basis, and annual cash flow from operations to be in the range of $51 million to $56 million.
Teleconference and Webcast:
ARC Document Solutions will host a conference call and audio webcast today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time) to discuss results for the Company's 2013 fourth quarter and full year. To access the live audio call, dial 800-390-5202. International callers may join the conference by dialing 719-325-2470. The conference ID number is 7088960. A live webcast will also be made available on the investor relations page of ARC Document Solution's website at www.e-arc.com.

A replay of the call will be available for five days after the call's conclusion. To access the replay, dial 888-203-1112. International callers may access the replay by dialing 719-457-0820. The conference ID number is 7088960. The webcast will also be made available at www.e-arc.com for approximately 90 days following the call's conclusion.

About ARC Document Solutions (NYSE: ARC)
ARC Document Solutions is a leading document solutions company serving businesses of all types, with an emphasis on the non-residential segment of the architecture, engineering and construction industries. The Company helps more than 90,000 customers reduce costs and increase efficiency in the use of their documents, improve document access and control, and offers a wide variety of ways to print, produce, and store documents. ARC provides its solutions onsite in more than 7,700 of its customers' offices, offsite in service centers around the world, and digitally in the form of proprietary software and web applications. For more information please visit www.e-arc.com.

Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words such as "expected," "consider" "intended," and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. In addition to matters affecting the construction, managed print services, document management or reprographics industries, or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled "Risk Factors" in Item 1A in ARC Document Solution's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact Information:
David Stickney
VP Corporate Communications
925-949-5114

ARC Document Solutions, Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
(Unaudited)
	December 31,	December 31,
Current assets:	2013	2012
Cash and cash equivalents	$27,362	$28,021
Accounts receivable, net of allowances for accounts receivable of $2,517 and $2,634	56,328	51,855
Inventories, net	14,047	14,251
Deferred income taxes	356	—
Prepaid expenses	4,324	3,277
Other current assets	4,013	6,819
Total current assets	106,430	104,223
Property and equipment, net of accumulated depreciation of $206,636 and $197,830	56,181	56,471
Goodwill	212,608	212,608
Other intangible assets, net	27,856	34,498
Deferred financing fees, net	3,242	4,219
Deferred income taxes	1,186	1,246
Other assets	2,419	2,574
Total assets	$409,922	$415,839
Current liabilities:
Accounts payable	$23,363	$21,215
Accrued payroll and payroll-related expenses	11,497	6,774
Accrued expenses	21,365	22,321
Current portion of long-term debt and capital leases	21,500	13,263
Total current liabilities	77,725	63,573
Long-term debt and capital leases	198,228	209,262
Deferred income taxes	31,667	28,936
Other long-term liabilities	3,163	3,231
Total liabilities	310,783	305,002
Commitments and contingencies
Stockholders’ equity:
ARC Document Solutions, Inc. stockholders’ equity:
Preferred stock, $0.001 par value, 25,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 46,365 and 46,274 shares issued and 46,320 and 46,262 shares outstanding	46	46
Additional paid-in capital	105,806	102,510
Retained (deficit) earnings	(14,628)	695
Accumulated other comprehensive income	634	689
	91,858	103,940
Less cost of common stock in treasury, 45 and 12 shares	168	44
Total ARC Document Solutions, Inc. stockholders’ equity	91,690	103,896
Noncontrolling interest	7,449	6,941
Total equity	99,139	110,837
Total liabilities and equity	$409,922	$415,839

ARC Document Solutions, Inc.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Service sales	$87,100	$82,969	$355,358	$350,260
Equipment and supplies sales	14,185	13,922	51,837	55,858
Total net sales	101,285	96,891	407,195	406,118
Cost of sales	67,818	68,251	272,858	282,599
Gross profit	33,467	28,640	134,337	123,519
Selling, general and administrative expenses	24,117	21,727	96,800	93,073
Amortization of intangible assets	1,556	1,791	6,612	11,035
Goodwill impairment	—	—	—	16,707
Restructuring expense	779	3,320	2,544	3,320
Income (loss) from operations	7,015	1,802	28,381	(616)
Other income	(20)	(21)	(106)	(100)
Loss on extinguishment of debt	16,077	—	16,339	—
Interest expense, net	5,725	6,490	23,737	28,165
Loss before income tax provision	(14,767)	(4,667)	(11,589)	(28,681)
Income tax provision	1,040	939	2,986	2,784
Net loss	(15,807)	(5,606)	(14,575)	(31,465)
Income attributable to noncontrolling interest	(203)	(290)	(748)	(503)
Net loss attributable to ARC Document Solutions, Inc. shareholders	$(16,010)	$(5,896)	$(15,323)	$(31,968)
Loss per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$(0.35)	$(0.13)	$(0.33)	$(0.70)
Diluted	$(0.35)	$(0.13)	$(0.33)	$(0.70)
Weighted average common shares outstanding:
Basic	45,928	45,749	45,856	45,668
Diluted	45,928	45,749	45,856	45,668

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of cash flows provided by operating activities to EBIT, EBITDA and Adjusted EBITDA (Dollars in thousands) (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Cash flows provided by operating activities (1)	$6,788	$6,673	$46,798	$37,552
Changes in operating assets and liabilities, net of effect of business acquisitions	4,629	1,647	(2,388)	(463)
Non-cash expenses, including depreciation, amortization and restructuring	(27,224)	(13,926)	(58,985)	(68,554)
Income tax provision	1,040	939	2,986	2,784
Interest expense, net	5,725	6,490	23,737	28,165
Income attributable to noncontrolling interest	(203)	(290)	(748)	(503)
EBIT	(9,245)	1,533	11,400	(1,019)
Depreciation and amortization	8,655	9,012	34,745	39,522
EBITDA	(590)	10,545	46,145	38,503
Loss on extinguishment of debt	16,077	—	16,339	—
Goodwill impairment	—	—	—	16,707
Restructuring expense	779	3,320	2,544	3,320
Stock-based compensation	1,158	542	3,207	1,999
Adjusted EBITDA	$17,424	$14,407	$68,235	$60,529
(1) For the three and twelve months ended months ended December 31, 2013 cash flows provided by operating activities includes $1.0 million and $4.3 million , respectively, in cash payments related to restructuring.

ARC Document Solutions, Inc.
Non-GAAP Measures
Reconciliation of net loss attributable to ARC to unaudited adjusted net income (loss) attributable to ARC
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net loss attributable to ARC Document Solutions, Inc.	$(16,010)	$(5,896)	$(15,323)	$(31,968)
Loss on extinguishment of debt	16,077	—	16,339	—
Goodwill impairment	—	—	—	16,707
Restructuring expense	779	3,320	2,544	3,320
Change in trade name impact to amortization	—	—	—	3,158
Interest rate swap related costs	—	393	—	3,440
Income tax benefit related to above items	(6,877)	(1,397)	(7,667)	(7,676)
Deferred tax valuation allowance and other discrete tax items	7,172	2,736	8,245	11,311
Unaudited adjusted net income (loss) attributable to ARC Document Solutions, Inc.	$1,141	$(844)	$4,138	$(1,708)

Actual:
Loss per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$(0.35)	$(0.13)	$(0.33)	$(0.70)
Diluted	$(0.35)	$(0.13)	$(0.33)	$(0.70)
Weighted average common shares outstanding:
Basic	45,927	45,749	45,856	45,668
Diluted	45,927	45,749	45,856	45,668

Adjusted:
Earnings (loss) per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.02	$(0.02)	$0.09	$(0.04)
Diluted	$0.02	$(0.02)	$0.09	$(0.04)
Weighted average common shares outstanding:
Basic	45,927	45,749	45,856	45,668
Diluted	46,682	45,749	46,157	45,668

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of net loss attributable to ARC to EBIT, EBITDA and Adjusted EBITDA (Dollars in thousands) (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net loss attributable to ARC Document Solutions, Inc.	$(16,010)	$(5,896)	$(15,323)	$(31,968)
Interest expense, net	5,725	6,490	23,737	28,165
Income tax provision	1,040	939	2,986	2,784
EBIT	(9,245)	1,533	11,400	(1,019)
Depreciation and amortization	8,655	9,012	34,745	39,522
EBITDA	(590)	10,545	46,145	38,503
Loss on extinguishment of debt	16,077	—	16,339	—
Goodwill impairment	—	—	—	16,707
Restructuring expense	779	3,320	2,544	3,320
Stock-based compensation	1,158	542	3,207	1,999
Adjusted EBITDA	$17,424	$14,407	$68,235	$60,529

ARC Document Solutions, Inc. Net Sales by Product Line (Dollars in thousands) (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Service Sales
Traditional reprographics	$27,693	$28,357	$116,673	$126,785
Color	20,212	19,241	83,601	79,080
Digital	8,187	7,816	33,534	35,578
Subtotal	56,092	55,414	233,808	241,443
Onsite services(1)	31,008	27,555	121,550	108,817
Total services sales	87,100	82,969	355,358	350,260
Equipment and supplies sales	14,185	13,922	51,837	55,858
Total net sales	$101,285	$96,891	$407,195	$406,118
(1) Represents work done at our customer sites, which includes Facilities Management ("FM") and Managed Print Services ("MPS").
Non-GAAP Financial Measures.
EBIT, EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating, investing or financing activities as a measure of our liquidity.
EBIT represents net income before interest and taxes. EBITDA represents net income before interest, taxes, depreciation and amortization. EBIT margin is a non-GAAP measure calculated by dividing EBIT by net sales. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by net sales.
We present EBIT, EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.

We use EBIT and EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except debt and taxation which are managed at the corporate level for U.S. operating segments. As a result, we believe EBIT is the best measure of operating segment profitability and the most useful metric by which to measure and compare the performance of our operating segments. We also use EBIT to measure performance for determining operating segment-level compensation and we use EBITDA to measure performance for determining consolidated-level compensation. In addition, we use EBIT and EBITDA to evaluate potential acquisitions and potential capital expenditures.
EBIT, EBITDA and related ratios have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBIT, EBITDA, and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBIT, EBITDA and related ratios only as supplements.
Our presentation of adjusted net income and adjusted EBITDA over certain periods is an attempt to provide meaningful comparisons to our historical performance for our existing and future investors. The unprecedented changes in our end markets over the past several years have required us to take measures that are unique in our history and specific to individual circumstances. Comparisons inclusive of these actions make normal financial and other performance patterns difficult to discern under a strict GAAP presentation. Each non-GAAP presentation, however, is explained in detail in the reconciliation tables above. For more information, see our 2012 Annual Report on Form 10-K.
Specifically, we have presented adjusted net income (loss) attributable to ARC and adjusted earnings (loss) per share attributable to ARC for the three and twelve months ended December 31, 2013 and 2012 to reflect the exclusion of amortization impact related specifically to the change in useful lives of trade names, loss on extinguishment of debt, goodwill impairment, restructuring expense, interest rate swap related costs, and changes in the valuation allowances related to certain deferred tax assets and other discrete tax items. This presentation facilitates a meaningful comparison of our operating results for the three and twelve months ended December 31, 2013 and 2012. We believe these charges were the result of the current macroeconomic environment, our capital restructuring, or other items which are not indicative of our actual operating performance.
We presented adjusted EBITDA in three and twelve months ended December 31, 2013 and 2012 to exclude stock-based compensation expense, restructuring expense, goodwill impairment and loss on extinguishment of debt. The adjustment of EBITDA for non-cash adjustments is consistent with the definition of adjusted EBITDA in our credit agreement; therefore, we believe this information is useful to investors in assessing our financial performance.

ARC Document Solutions Consolidated Statements of Cash Flows (Dollars in thousands) (Unaudited)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Cash flows from operating activities
Net loss	$(15,807)	$(5,606)	$(14,575)	$(31,465)
Adjustments to reconcile net loss to net cash provided by operating activities:
Allowance for accounts receivable	85	(76)	636	456
Depreciation	7,099	7,221	28,133	28,487
Amortization of intangible assets	1,556	1,791	6,612	11,035
Amortization of deferred financing costs	267	276	1,098	1,088
Amortization of bond discount	171	158	671	611
Goodwill impairment	—	—	—	16,707
Stock-based compensation	1,158	542	3,207	1,999
Deferred income taxes	(5,827)	(2,132)	(4,909)	(6,433)
Deferred tax valuation allowance	6,717	2,984	7,277	9,750
Restructuring expense, non-cash portion	(119)	2,379	244	2,379
Amortization of derivative, net of tax effect	—	246	—	2,154
Loss on early extinguishment of debt	16,077	—	16,339	—
Other non-cash items, net	40	537	(323)	321
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	2,225	5,864	(5,133)	2,533
Inventory	(345)	(339)	376	(3,005)
Prepaid expenses and other assets	(22)	2,233	1,966	1,032
Accounts payable and accrued expenses	(6,487)	(9,405)	5,179	(97)
Net cash provided by operating activities	6,788	6,673	46,798	37,552
Cash flows from investing activities
Capital expenditures	(3,335)	(6,154)	(18,191)	(20,348)
Other	119	190	741	323
Net cash used in investing activities	(3,216)	(5,964)	(17,450)	(20,025)
Cash flows from financing activities
Proceeds from stock option exercises	59	—	59	79
Proceeds from issuance of common stock under Employee Stock Purchase Plan	17	—	30	28
Share repurchases, including shares surrendered for tax withholding	(34)	—	(124)	—
Proceeds from borrowings on long-term debt agreements	196,000	—	196,402	—
Payments of debt extinguishment costs	(11,264)		(11,330)	—
Early extinguishment of long-term debt	(193,000)		(200,000)	—
Payments on long-term debt agreements and capital leases	(2,984)	(3,560)	(12,379)	(15,601)
Net (repayments) borrowings under revolving credit facilities	201	225	(237)	1,266
Payment of deferred financing costs	(2,220)	—	(2,220)	(839)
Dividends paid to noncontrolling interest	—		(485)	—
Net cash used in financing activities	(13,225)	(3,335)	(30,284)	(15,067)
Effect of foreign currency translation on cash balances	(39)	113	277	124
Net change in cash and cash equivalents	(9,692)	(2,513)	(659)	2,584
Cash and cash equivalents at beginning of period	37,054	30,534	28,021	25,437
Cash and cash equivalents at end of period	$27,362	$28,021	$27,362	$28,021
Supplemental disclosure of cash flow information:
Noncash financing activities:

Capital lease obligations incurred	$3.662	$1,536	$10,399	$10,047
Liabilities in connection with deferred financing costs	$433	$—	$433	$—